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Exhibit 99.1

(1) Includes 10,520 shares owned directly by ESC II, 985,403 shares owned directly by First ESC, 1,828,229 shares owned directly by DLJ International, 1,467,583 shares owned directly by DLJMB Funding, 3,733,757 shares owned directly by DLJMB Partners, 97,631 shares owned directly by DLJ Offshore, 338,791 shares owned directly by DLJCC, 2,035,239 shares owned directly by Sprout VII, 23,607 shares owned directly by Sprout CEO and 1,663,927 shares owned directly by Sprout Growth.

(2) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the "Investment Banking division") (the "Reporting Person"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

     The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Hldgs USA Inc"), a Delaware corporation. The Bank's voting stock is entirely owned by Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSG also owns the remainder of the voting stock of CS Hldgs USA Inc.

     CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. ("CS USA Inc"), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC ("CS Sec USA LLC"), a Delaware limited liability company and a registered broker-dealer. The address of the principal business and office of each of CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010.

     Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout Growth II, L.P. ("Sprout Growth")and Sprout IX Plan Investors, L.P. ("SIPI") are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO and Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX, Sprout VII and Sprout Growth and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Growth. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in







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accordance with the terms of the relevant partnership
agreement, does not participate in investment decisions made on behalf of Sprout
VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates
VII. DLJ Growth Associates II, L.P. ("Associates II"), a Delaware limited partnership, is a general partner of Sprout Growth and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout Growth. DLJ Growth Associates II, Inc. ("DLJGA II"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates II. DLJ LBO Plans II Management Corporation ("DLJLBO II"), a Delaware corporation, is the general partner of SIPI and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of SIPI. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc.

     Each of DLJ Merchant Banking Partners, L.P. ("DLJMB Partners"), a Delaware limited partnership, DLJ Offshore Partners, C.V. ("DLJ Offshore"), a Netherlands Antilles limited partnership, DLJ International Partners, C.V. ("DLJ International"), a Netherlands Antilles limited partnership, DLJ First ESC, L.P. ("First ESC"), a Delaware limited partnership, DLJ ESC II, L.P. ("ESC II"), a Delaware limited partnership, and DLJMB Funding Inc. ("DLJMB Funding"), a Delaware corporation, makes investments for long-term appreciation. DLJ Merchant Banking, Inc. ("MB Inc"), a Delaware corporation, is (i) managing general partner of DLJMB Partners and (ii) advisory general partner of DLJ Offshore and DLJ International. MB Inc is an indirect wholly-owned subsidiary of CS USA Inc. DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware corporation, is the general partner of First ESC and ESC II and, as such, is responsible for their day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II and First ESC. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc. DLJ Offshore Management N.V. ("DLJ Offshore Management"), a Netherlands Antilles Corporation, is resident general partner of DLJ Offshore and DLJ International. DLJ Offshore Management is an indirect wholly-owned subsidiary of CS USA Inc.

     The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VII, Associates VII, DLJGA II, Associates II, Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Growth, SIPI, DLJMB Partners, DLJ Offshore, DLJ International, First ESC, ESC II, DLJLBO II, MB Inc, DLJLBO, DLJ Offshore Management and DLJMB Funding is Eleven Madison Avenue, New York, New York 10010.

     The ultimate parent company of the Bank is CSG. CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the "Winterthur division"). In addition to the Investment Banking division, the Bank is comprised of the Asset Management division (the "Asset Management division") and the Private Banking division (the "Private Banking division"). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

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     CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division, the Private Banking division and the Winterthur division) may beneficially own securities to which this Form 3 relates (the "Shares") and such Shares are not reported in this Form
3. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Asset Management division, the Private Banking division and the Winterthur division disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division.

(3) Each share of Series A, B, C, D and E Preferred Stock is convertible immediately into 2 shares of the Issuer's common stock and has no expiration date. The number of shares in Column 3 of Table II reflects the conversion ratio to be effective upon the closing of the Issuer's initial public offering.

(4) Includes 318,958 shares owned directly by First ESC, 598,970 shares owned directly by DLJ International, 478,438 shares owned directly by DLJMB Funding, 1,238,462 shares owned directly by DLJMB Partners, 31,838 shares owned directly by DLJ Offshore, 111,230 shares owned directly by DLJCC, 668,126 shares owned directly by Sprout VII, 7,762 shares owned directly by Sprout CEO and 546,216 shares owned directly by Sprout Growth.

(5) Includes 49,544 shares owned directly by First ESC, 93,040 shares owned directly by DLJ International, 74,318 shares owned directly by DLJMB Funding, 192,374 shares owned directly by DLJMB Partners, 4,946 shares owned directly by DLJ Offshore, 17,272 shares owned directly by DLJCC, 103,784 shares owned directly by Sprout VII, 1,202 shares owned directly by Sprout CEO and 84,854 shares owned directly by Sprout Growth.

(6) Includes 53,160 shares owned directly by First ESC, 99,828 shares owned directly by DLJ International, 79,740 shares owned directly by DLJMB Funding, 206,410 shares owned directly by DLJMB Partners, 5,306 shares owned directly by DLJ Offshore, 18,534 shares owned directly by DLJCC, 111,356 shares owned directly by Sprout VII, 1,288 shares owned directly by Sprout CEO and 91,044 shares owned directly by Sprout Growth.

(7) Includes 35,328 shares owned directly by First ESC, 60,808 shares owned directly by DLJ International, 52,990 shares owned directly by DLJMB Funding, 114,196 shares owned directly by DLJMB Partners, 3,344 shares owned directly by DLJ Offshore, 11,120 shares owned directly by DLJCC, 66,814 shares owned directly by Sprout VII, 772 shares owned directly by Sprout CEO and 54,628 shares owned directly by Sprout Growth.

(8) Includes 5,262 shares owned directly by ESC II, 35,328 shares owned directly by First ESC, 60,808 shares owned directly by DLJ International, 47,728 shares owned directly by DLJMB Funding, 114,196 shares owned directly by DLJMB Partners, 3,344 shares owned directly by DLJ Offshore, 11,120 shares owned directly by DLJCC, 66,814 shares owned directly by Sprout VII, 772 shares owned directly by Sprout CEO and 54,628 shares owned directly by Sprout Growth.












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(9)  Each share of Series AA Preferred Stock is convertible immediately into
0.514 shares of the Issuer's common stock and has no expiration date. The number of shares in Column 3 of Table II reflects the conversion ratio to be effective upon the closing of the Issuer's initial public offering. Includes 624 shares owned directly by DLJCC, 284,620 shares owned directly by Sprout IX, 1,122 shares owned directly by Sprout Entrepreneurs and 13,144 shares owned directly by SIPI.

(10)  Each share of Series BB Preferred Stock is convertible immediately into
0.5 shares of the Issuer's common stock and has no expiration date. The number of shares in Column 3 of Table II reflects the conversion ratio to be effective upon the closing of the Issuer's initial public offering. Includes 861 shares owned directly by DLJCC, 392,682 shares owned directly by Sprout IX, 1,548 shares owned directly by Sprout Entrepreneurs and 18,134 shares owned directly by SIPI.

(11)  Each share of Series CC Preferred Stock is convertible immediately into
0.5 shares of the Issuer's common stock and has no expiration date. The number of shares in Column 3 of Table II reflects the conversion ratio to be effective upon the closing of the Issuer's initial public offering. Includes 1,950 shares owned directly by DLJCC, 889,439 shares owned directly by Sprout IX, 3,505 shares owned directly by Sprout Entrepreneurs and 41,075 shares owned directly by SIPI.